Exhibit 99.1
NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC REPORTS SECOND QUARTER 2026 RESULTS

Second Quarter 2026 Highlights
•Consolidated net sales of $622.9 million, an increase of 6% to the prior year
•Net sales increased across all three segments: 5% in Water Systems, 3% in Energy Systems, and 11% in Distribution
•Operating income was $93.6 million, an increase of 6% to the prior year, with operating margin of 15.0%
•GAAP fully diluted earnings per share (EPS) was $1.46, an increase of 11 percent; Adjusted diluted EPS was $1.551, an increase of 18 percent

Fort Wayne, IN – July 28, 2026 – Franklin Electric Co., Inc. today announced its second quarter financial results for fiscal year 2026.

Second quarter 2026 net sales were $622.9 million compared to second quarter 2025 net sales of $587.4 million. Second quarter 2026 operating income was $93.6 million, compared to second quarter 2025 operating income of $88.1 million. Second quarter 2026 diluted EPS was $1.46, compared to second quarter 2025 EPS of $1.31. Second quarter adjusted diluted EPS1 was $1.55, compared to 2025 second quarter adjusted diluted EPS1 of $1.31.

1 – Adjusted diluted EPS is a non-GAAP measure. Please refer to our Note Regarding Non-GAAP Financial Measures below for further explanation as well as the final page of this release for a reconciliation of non-GAAP measures to the appropriate GAAP measure.

“In the second quarter, we delivered 6 percent year‑over‑year top‑line growth, balanced between organic and inorganic contributions, along with 18 percent growth in adjusted EPS. With this strong performance and continued momentum in our core businesses, we are increasing both our revenue and EPS guidance for the year. These results reflect the progress of our organic volume growth initiatives — adding new customers, strengthening our channels, and investing in innovation across the highest‑growth applications in the Water and Energy segments. We’re seeing solid demand in areas such as dewatering for mining, pressure‑boosting, and water treatment solutions in fast‑growing regions,” commented Joe Ruzynski, Franklin Electric’s CEO.

“At the same time, we continue to manage closely the inflationary price pressures we’re seeing in sourced materials and logistics lanes. Our global footprint and in‑region manufacturing model help us serve critical water and energy needs reliably while maintaining the operational discipline that supports profitable growth and long-term value for our shareholders,” concluded Mr. Ruzynski.

Segment Summaries

Water Systems net sales were $358.5 million in the second quarter, an increase of $17.7 million or 5 percent compared to the second quarter of 2025. The incremental sales were driven by the sales impact of recent acquisitions, favorable foreign exchange, and price realization. Water Systems operating income in the second quarter of 2026 was $65.2 million, an increase of 6 percent over second quarter 2025 operating income of $61.8 million. Water Systems had $0.4 million of restructuring expenses in the second quarter with adjusted operating income2 of $65.6 million, an increase of 6 percent over the second quarter of 2025 adjusted operating income2 of $61.9 million.

Distribution net sales were $221.1 million, an increase of $21.1 million or 11 percent compared to the second quarter of 2025. Sales increases were driven by higher volumes, the incremental sales impact of recent acquisitions, and price realization. The Distribution segment operating income in the second quarter 2026 was $19.7 million, an increase of 22 percent over second quarter 2025 operating income of $16.1 million.

Energy Systems net sales were $80.2 million in the second quarter 2026, an increase of $2.7 million or 3 percent compared to the second quarter 2025. Sales increases were driven by higher price realization and volumes. Energy Systems operating income in the second quarter of 2026 was $27.9 million compared to the second quarter 2025 operating income of $29.1 million. Energy Systems operating income in the second quarter of 2026 included a $4.5 million legal settlement expense compared to $0.0 million in the second quarter of 2025. Energy Systems adjusted operating income2 was $32.4 million, an increase of 11 percent over the second quarter of 2025 adjusted operating income2 of $29.1 million.

2 – Adjusted operating income is a non-GAAP measure. Please refer to our Note Regarding Non-GAAP Financial Measures below for further explanation as well as the final page of this release for a reconciliation of non-GAAP measures to the appropriate GAAP measure.

2026 Guidance

The Company is raising its guidance for full year 2026 net sales to be in the range of $2.21 billion to $2.29 billion and full year 2026 Adjusted Diluted EPS to be in the range of $4.50 to $4.70.

Earnings Conference Call

A conference call to review earnings and other developments in the business will commence at 10:00 am ET. The second quarter 2026 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

https://edge.media-server.com/mmc/p/bv4pobwm

For those interested in participating in the question-and-answer portion of the call, please register for the call at the link below.

https://register-conf.media-server.com/register/BIf86cd5e922ea464585fd65d6489735a4

All registrants will receive dial-in information and a PIN allowing them to access the live call. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A replay of the conference call will be available from Tuesday, July 28, 2026, through 10:00 am ET on Tuesday, August 4, 2026, by visiting the listen-only webcast link above.

Forward Looking Statements

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, changes in tariffs or the impact of any such changes on the Company’s financial results, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that the non-GAAP financial measure Adjusted Diluted EPS and Adjusted Operating Income provide additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to and not as an alternative for the company’s reported results prepared in accordance with GAAP. In addition, not all companies use identical calculations for Adjusted Diluted EPS and Adjusted Operating Income; therefore, Adjusted Diluted EPS and Adjusted Operating Income included in this release may not be comparable to similarly titled measures of other companies. Adjusted Diluted EPS and Adjusted Operating Income are defined and reconciled to what management believes to be the most comparable GAAP measures in a schedule at the end of this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measure.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and energy. Recognized as a technical leader in its products and services, Franklin Electric serves customers worldwide in residential, commercial, agricultural, industrial, municipal and fueling applications. Franklin Electric is proud to be recognized in Newsweek’s lists of America’s Most Responsible Companies 2025, Most Trustworthy Companies 2025, and Greenest Companies 2025.

Franklin Electric Contact:
Jennifer Wolfenbarger / Dean Cantrell
Franklin Electric Co., Inc.
InvestorRelations@fele.com

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Second Quarter Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net sales	$622,880	$587,434	$1,123,317	$1,042,681

Cost of sales	392,275	375,608	717,743	666,952

Gross profit	230,605	211,826	405,574	375,729

Selling, general, and administrative expenses	132,088	123,521	255,100	243,164

Restructuring expense	406	164	4,278	323

Legal settlement loss	4,512	—	4,512	—

Operating income	93,599	88,141	141,684	132,242

Interest expense	(3,524)	(2,805)	(5,835)	(4,604)
Other income (expense), net	1,345	(164)	971	679
Foreign exchange expense, net	(2,497)	(4,548)	(2,122)	(5,841)

Income before income taxes	88,923	80,624	134,698	122,476

Income tax expense	22,822	20,061	33,902	30,539

Net income	$66,101	$60,563	$100,796	$91,937

Less: Net income attributable to noncontrolling interests	(359)	(423)	(724)	(835)

Net income attributable to Franklin Electric Co., Inc.	$65,742	$60,140	$100,072	$91,102

Earnings per share:
Basic	$1.48	$1.32	$2.25	$1.99
Diluted	$1.46	$1.31	$2.23	$1.97

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	June 30, 2026	December 31, 2025
ASSETS

Cash and cash equivalents	$97,283	$99,662
Receivables (net)	352,459	247,511
Inventories	597,736	552,981
Other current assets	49,390	58,472
Total current assets	1,096,868	958,626

Property, plant, and equipment, net	256,064	252,164
Lease right-of-use assets, net	66,574	67,867
Goodwill and other assets	731,226	665,728
Total assets	$2,150,732	$1,944,385

LIABILITIES AND EQUITY

Accounts payable	$206,192	$174,954
Accrued expenses and other current liabilities	121,534	116,747
Current lease liability	19,580	20,518
Current maturities of long-term debt and short-term borrowings	108,491	31,827
Total current liabilities	455,797	344,046

Long-term debt	134,317	135,184
Long-term lease liability	45,930	46,481
Deferred income taxes	49,817	39,275
Employee benefit plans	18,486	22,833
Other long-term liabilities	34,994	29,541

Redeemable noncontrolling interest	1,770	1,657

Total equity	1,409,621	1,325,368
Total liabilities and equity	$2,150,732	$1,944,385

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
(In thousands)
	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net income	$100,796	$91,937
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	33,895	30,203
Non-cash lease expense	10,756	10,674
Share-based compensation	7,655	7,969
Other	(1,069)	4,509
Changes in assets and liabilities:
Receivables	(98,781)	(61,458)
Inventory	(30,750)	(49,215)
Accounts payable and accrued expenses	37,945	11,514
Operating leases	(10,956)	(10,513)
Income taxes-U.S. Tax Cuts and Jobs Act	—	(4,837)
Other	9,214	1,214

Net cash flows from operating activities	58,705	31,997

Cash flows from investing activities:
Additions to property, plant, and equipment	(20,383)	(18,415)
Proceeds from sale of property, plant, and equipment	1,342	727
Acquisitions and investments	(71,926)	(109,687)
Other investing activities	39	54

Net cash flows from investing activities	(90,928)	(127,321)

Cash flows from financing activities:
Net change in debt	75,939	134,850
Payment of debt issuance costs	—	(974)
Proceeds from issuance of common stock	5,063	2,954
Purchases of common stock	(18,326)	(129,321)
Dividends paid	(24,862)	(25,321)
Deferred payments for acquisitions	(1,696)	(4,300)

Net cash flows from financing activities	36,118	(22,112)

Effect of exchange rate changes on cash and cash equivalents	(6,274)	1,488
Net change in cash and cash equivalents	(2,379)	(115,948)
Cash and cash equivalents at beginning of period	99,662	220,540
Cash and cash equivalents at end of period	$97,283	$104,592

Key Performance Indicators: Net Sales Summary

	Net Sales For the Second Quarter
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Energy	Distribution	Other/Elims	Consolidated
Q2 2025	$203.8	$52.8	$55.7	$28.5	$340.8	$77.5	$200.0	$(30.9)	$587.4
Q2 2026	$220.0	$52.6	$56.3	$29.6	$358.5	$80.2	$221.1	$(36.9)	$622.9
Change	$16.2	$(0.2)	$0.6	$1.1	$17.7	$2.7	$21.1	$(6.0)	$35.5
% Change	8%	—%	1%	4%	5%	3%	11%		6%

Foreign currency translation, net*	$—	$3.9	$1.9	$0.4	$6.2	$(0.1)	$—		$6.1
% Change	—%	7%	3%	1%	2%	—%	—%		1%

Acquisitions	$5.8	$—	$1.6	$—	$7.4	$—	$7.6		$15.0
% Change	3%	—%	3%	—%	2%	—%	4%		3%

Volume/Price	$10.4	$(4.1)	$(2.9)	$0.7	$4.1	$2.8	$13.5	$(6.0)	$14.4
% Change	5%	(8)%	(5)%	2%	1%	4%	7%	19%	2%

*The Company has presented local currency price increases used to offset currency devaluation in the highly inflationary economies of Argentina and Turkey within the foreign currency translation, net row above.

Key Performance Indicators: Operating Income and Margin Summary

Operating Income and Margins
(in millions)	For the Second Quarter 2026
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$65.2	$27.9	$19.7	$(19.2)	$93.6
% Operating Income To Net Sales	18.2%	34.8%	8.9%		15.0%

Operating Income and Margins
(in millions)	For the Second Quarter 2025
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$61.8	$29.1	$16.1	$(18.9)	$88.1
% Operating Income To Net Sales	18.1%	37.5%	8.1%		15.0%

Reconciliation of Non-GAAP Financial Measure: Adjusted Diluted EPS

	For the Second Quarter
	2026	2025	Change
Diluted Earnings per Share "EPS" (as reported - US GAAP)	$1.46	$1.31	11%
Restructuring	$0.01	$—
Legal settlement, gross of tax	$0.08	$—
Adjusted Diluted EPS (non-GAAP)	$1.55	$1.31	18%

Reconciliation of Non-GAAP Financial Measure: Adjusted Operating Income

Operating Income and Adjusted
(in millions)	For the Second Quarter 2026
	Water	Energy	Distribution	Other/Elims	Consolidated
GAAP Operating Income / (Loss)	$65.2	$27.9	$19.7	$(19.2)	$93.6
Restructuring, gross of tax	$0.4	$—	$—	$—	$0.4
Legal Settlement, gross of tax	$—	$4.5	$—	$—	$4.5
Non-GAAP Adjusted Operating Income / (Loss)	$65.6	$32.4	$19.7	$(19.2)	$98.5

Operating Income and Adjusted
(in millions)	For the Second Quarter 2025
	Water	Energy	Distribution	Other/Elims	Consolidated
GAAP Operating Income / (Loss)	$61.8	$29.1	$16.1	$(18.9)	$88.1
Restructuring, gross of tax	$0.1	$—	$—	$—	$0.1
Legal Settlement, gross of tax	$—	$—	$—	$—	$—
Non-GAAP Adjusted Operating Income / (Loss)	$61.9	$29.1	$16.1	$(18.9)	$88.2